Exhibit 99.1


                       Network Engines Announces Financial
                  Results for the First Quarter of Fiscal 2006

    CANTON, Mass.--(BUSINESS WIRE)--Jan. 26, 2006--Network Engines, Inc. (NASDAQ: NENG), a leading provider of storage and security server appliance products and services, today reported financial results for its fiscal first quarter ended December 31, 2005.

    First Quarter Financial Performance Highlights

    -- Net revenues of $27.3 million compared to $23.1 million in the fiscal fourth quarter of 2005, greater than guidance of $23 million to $26 million.

    -- Gross profit of 17.1 percent of net revenues compared to 12.2 percent in the fiscal fourth quarter of 2005, greater than guidance of 14 to 16 percent.

    -- Operating expenses of $6.6 million, which included $544,000 of stock-based compensation as this was the Company's first quarter subject to the provisions of SFAS No. 123(R), were below guidance of $8.2 million to $8.5 million. Operating expenses compared to $14.2 million in the fiscal fourth quarter of 2005 that included $7.8 million of goodwill impairment and $273,000 of long-lived asset impairment charges.

    -- Net loss on a GAAP basis was $(1.6) million, or $(0.04) per share, which included $584,000 of the above mentioned stock-based compensation charges and compared to the prior quarter net loss of $(11.1) million or $(0.29) per share, including the above mentioned $8.0 million of impairment charges. Net loss was less than the guidance of between $(3.5) million to $(4.2) million.

    -- Beginning with the quarter ended December 31, 2005, the Company's net income (loss) and net income (loss) per share will be presented on a GAAP and non-GAAP basis. A reconciliation between GAAP and non-GAAP results has been provided in the attached financial tables. Non-GAAP net loss, which excludes stock-based compensation, impairment of goodwill, impairment of long-lived assets and restructuring charges, was $(1.0) million or $(0.03) per share for the fiscal first quarter and compared to the prior quarter non-GAAP net loss of $(3.1) million or $(0.08) per share.

    --  Cash, cash equivalents and short-term investments totaled
        $36.6 million at the close of the quarter, compared to $37.4 million at the end of September and above guidance of $32 million and $34 million.

    "I am pleased to report that Network Engines has demonstrated strong operational performance for the first fiscal quarter," remarked Greg Shortell, President and Chief Executive Officer of Network Engines. "The results were driven by the performance of the OEM segment, which is the core of our business. Looking forward, I believe that Network Engines has significant potential. I believe our focus on growing our OEM business and continuing to maintaining tight controls while investing in new highly synergistic appliance opportunities will provide a platform to help enable the company to establish a high growth, profitable business and build shareholder value."

    OEM Appliance Operations

    The OEM Appliance operations achieved increased revenue performance primarily due to strong seasonal demand associated with the storage industry. Sales of OEM appliances to EMC Corporation represented 83 percent of total net revenues in the fiscal first quarter compared to 81 percent in the fiscal fourth quarter of 2005. Revenues from non-EMC customers were $4.3 million which was flat from the prior quarter and an increase from $3.7 million in the 2005 fiscal first quarter.

    Distribution Operations

    Network Engines' Distribution operations have been comprised of the Company's NS Series family of security appliances powered by Microsoft's Internet Security and Acceleration (ISA) Server 2004 since October 2004.

    Recent key accomplishments in its distribution business include:

    -- Expanded the suite of NS Security Appliances platforms while integrating the Websense Security Suite software.

    -- Recently announced distribution agreement with Ingram Micro, the world's largest technology distributor.

    -- Established relationship with security distributor, Fusion Distribution, extending the company's reach to the Middle
        East.

    --  Attained Gold Certified status in the Microsoft Partner
        Program with three competencies;


        --  Independent Software Vendor (ISV) Software Solutions

        --  Networking Infrastructure Solutions

        --  Advanced Infrastructure Solutions.


    "Network Engines has successfully established itself as a leading appliance company and as it's newly appointed CEO, I look forward to enhancing the company's opportunities and managing the challenges ahead," continued Shortell. "The company's relationships with OEM customers are strong and we are pursuing opportunities to diversify our OEM customer base and expand our engagements with existing customers. In addition, the company has done a good job of establishing a solid foundation for sales of our NS Series Security Appliances in the first year of entering the market. Our partnership with Microsoft is a key differentiator, and looking forward I intend to enhance our collaboration with them, develop key channel partner relationships, and focus our marketing efforts to increase sales performance. We are moving forward as a company and recognize there is a significant amount of work to be done during this investment phase of the business."

    Business Outlook

    Network Engines currently anticipates the following results for its fiscal second quarter ending March 31, 2006, based on current forecasts from certain partners, historical and seasonal trends.

    -- Net revenues are expected to be in the range of $24 million to $27 million.

    -- Gross profit in the range of 14 percent to 16 percent of net revenues.

    -- Operating expenses between $7.8 million and $8.2 million with approximately $700,000 of that estimated to be stock-based compensation expense related to SFAS No. 123(R).

    -- Net loss on a GAAP basis between $3.4 million to $3.8 million including approximately $700,000 of stock--based compensation expense.

    -- Net loss on a non-GAAP basis, which excludes the estimated stock-based compensation, between $2.7 million and $3.1 million.

    -- Cash, cash equivalents and short-term investments of between $32 million and $34 million.

    "During the quarter, our balance sheet remained strong with cash higher than anticipated due to deferred operating and capital spending," stated Doug Bryant, Vice President of Finance and
Administration and Chief Financial Officer. "Looking forward, revenue estimates remain highly reflective of anticipated orders from our OEM customers and expected seasonality in the storage market."

    Important Information About Non-GAAP References

    References by the Company to non-GAAP net loss and non-GAAP net loss per share refer to net loss or net loss per share excluding stock-based compensation cost, impairment of goodwill, impairment of long-lived assets and restructuring charges. GAAP requires that these costs and charges be included in costs and expenses and accordingly used to determine net loss and net loss per share. The Company's management uses non-GAAP operating expenses, and associated non-GAAP net loss (which is the basis for non-GAAP net loss per share) to make operational and investment decisions, and the Company believes that they are among several useful measures for an enhanced understanding of our operating results for a number of reasons.
    First, excluding the stock-based compensation cost from GAAP loss from operations enables management and investors to perform a meaningful comparison of the Company's operating results to prior periods. In these prior periods, the Company's GAAP financial results were not required to include expense associated with stock-based compensation, and now these expenses will be distributed among functional expense line items in the GAAP presentation. Second, although the Company undertakes analyses to ensure that its stock-based compensation grants are in line with peer companies and do not unduly dilute shareholders, the Company allocates grants and measures them at the corporate level. Management excludes their financial statement effect when planning or measuring the periodic financial performance of the Company's functional organizations since they are episodic in nature and unrelated to our core operating metrics. Likewise, we believe that excluding items such as impairment of goodwill, impairment of long-lived assets and restructuring charges that are not directly attributable to our ongoing operations and that do not generally fluctuate in correlation with periodic performance, provides investors with information that helps to compare period-over-period operating performance. In addition, the Company's management excludes the financial statement effect of these items in creating operating budgets for the Company's functional business units and in evaluating and compensating employees due to the fact that it is difficult to forecast these expenses. Lastly, we believe that providing non-GAAP net loss per share affords investors a view of results that may be more easily compared to peer companies and enables investors to consider the Company's results on both a GAAP and non-GAAP basis in periods when the Company is undertaking non-recurring activities.
    The Company believes these non-GAAP measures will aid investors' overall understanding of the Company's results by providing a higher degree of transparency for certain expenses, and providing a level of disclosure that will help investors understand how the Company plans and measures its own business. However, non-GAAP net loss should be construed neither as an alternative to GAAP net loss or net loss per share as an indicator of our operating performance nor as a substitute for cash flow from operations as a measure of liquidity because the items excluded from the non-GAAP measures often have a material impact on the Company's results of operations. Therefore, management uses, and investors should use, non-GAAP measures in conjunction with our reported GAAP results.

    Conference Call Details

    In conjunction with this announcement, Network Engines will host a conference call today, January 26 at 10:00 a.m. (EST) to discuss the fiscal 2006 first quarter for the period ended December 31, 2005. The conference call will be available live at the Company's website at www.networkengines.com and will be archived on the site. To listen to the conference call via phone, please dial (913) 981-5517 or (800) 289-0468 and reference "Network Engines." For those who cannot access the live broadcast, a replay will be available by dialing (719) 457-0820 or (888) 203-1112 and entering "3644549" from two hours after the end of the call until 11:59 p.m. (EST) on February 2, 2006. The replay will also be available at the Network Engines web site.

    Network Engines - THE Appliance Company

    Network Engines appliances are designed to ease the deployment, enhance manageability, and increase security of mission critical software applications.
    Our heritage of providing technology products and services tailored to supporting the entire lifecycle of our customers' appliances has made us the appliance partner of choice for software market leaders.
    Founded in 1997, Network Engines is headquartered in Canton, Massachusetts and trades on the NASDAQ exchange under the symbol NENG. For more information about the Company's products and services visit: www.networkengines.com.

    Safe Harbor for Forward-Looking Statements

    Statements in this press release regarding Network Engines' (the "Company") future financial performance, including statements regarding future net revenues, gross profits, operating expenses including stock-based compensation expenses, net income (loss), non-GAAP net income (loss), and cash, cash equivalents and short-term investments position and any other statements about Network Engines' management's future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including those factors contained in the Company's most recent Annual Report on Form 10-K for the year ended September 30, 2005 under the section "Risk Factors" as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Forward-looking statements include statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. The Company assumes no obligations to update the information included in this press release.

    Network Engines and the Network Engines logo are trademarks of Network Engines, Inc. All other trademarks are the property of their respective holders.


                         Network Engines, Inc.
            Condensed Consolidated Statements of Operations
                 (in thousands, except per share data)
                              (unaudited)

                                        Three Months Ended
                             -----------------------------------------
                             December 31,  September 30, December 31,
                                 2005          2005          2004
                             ------------- ------------- -------------

Net revenues                      $27,269       $23,133       $26,959
Cost of revenues (1)               22,608        20,321        21,916
                             ------------- ------------- -------------

  Gross profit                      4,661         2,812         5,043

Operating expenses:
  Research and development
   (1)                              2,020         1,834         1,979
  Selling and marketing (1)         2,778         2,537         2,425
  General and administrative
   (1)                              1,807         1,828         1,984
  Impairment of goodwill                -         7,769             -
  Impairment of long-lived
   assets                               -           273             -
  Restructuring charge                  -             -           366
                             ------------- ------------- -------------

    Total operating expenses        6,605        14,241         6,754

Loss from operations               (1,944)      (11,429)       (1,711)
Other income                          320           308           162
                             ------------- ------------- -------------

Net loss                          $(1,624)     $(11,121)      $(1,549)
                             ============= ============= =============

Net loss per share - basic
 and diluted                       $(0.04)       $(0.29)       $(0.04)
                             ============= ============= =============

Shares used in computing
 basic and diluted net loss
 per share                         37,867        37,769        37,187

(1) Effective October 1, 2005 the Company adopted Statement of Financial Accounting Standard No. 123 (Revised), "Share-Based Payment" (SFAS 123(R)). Accordingly, for the three months ended December 31, 2005, stock-based compensation was accounted under SFAS 123(R) while, for the three months ended September 30, 2005 and December 31, 2004, stock-based compensation was accounted for under APB No. 25 "Accounting for Stock Issued to Employees." The amounts in the tables above include stock-based compensation as follows (in thousands):

                                        Three Months Ended
                             -----------------------------------------
                             December 31,  September 30, December 31,
                                 2005          2005          2004
                             ------------- ------------- -------------

  Cost of revenues                    $40           $ -           $ -
  Research and development            254             -             -
  Selling and marketing               166             -             -
  General and administrative          124             -             -
                             ------------- ------------- -------------

                                     $584           $ -           $ -
                             ============= ============= =============

                         Network Engines, Inc.
            Non-GAAP Financial Measures and Reconciliations
                 (in thousands, except per share data)
                              (unaudited)

                                        Three Months Ended
                             -----------------------------------------
                             December 31,  September 30, December 31,
                                 2005          2005          2004
                             ------------- ------------- -------------

GAAP net loss                     $(1,624)     $(11,121)      $(1,549)
 Stock-based compensation             584             -             -
 Impairment of goodwill                 -         7,769             -
 Impairment of long-lived
  assets                                -           273             -
 Restructuring charge                   -             -           366
                             ------------- ------------- -------------

Non-GAAP net loss                 $(1,040)      $(3,079)      $(1,183)
                             ============= ============= =============

GAAP basic and diluted net
 loss per share                    $(0.04)       $(0.29)       $(0.04)
  Stock-based compensation           0.01             -             -
  Impairment of goodwill                -          0.20             -
  Impairment of long-lived
   assets                               -          0.01             -
  Restructuring charge                  -             -          0.01
                             ------------- ------------- -------------

Non-GAAP basic and diluted
 net loss per share                $(0.03)       $(0.08)       $(0.03)
                             ============= ============= =============

Shares used in computing
 Non-GAAP basic and diluted
 net loss per share                37,867        37,769        37,187

                         Network Engines, Inc.
                 Condensed Consolidated Balance Sheets
                            (in thousands)

                                           December 31,  September 30,
                                               2005          2005
                                           ------------- -------------

ASSETS

Current assets:

  Cash and cash equivalents                      $9,789        $9,468
  Short-term investments                         26,809        27,894
  Restricted cash                                    47            47
  Accounts receivable, net                       13,228        10,442
  Inventories                                     8,602         9,227
  Other current assets                            1,117           905
                                           ------------- -------------

    Total current assets                         59,592        57,983

Property and equipment, net                       1,591         1,699
Other assets                                         40           122

                                           ------------- -------------

     Total assets                               $61,223       $59,804
                                           ============= =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

   Accounts payable                              $8,023        $5,645
   Accrued liabilities                            3,167         2,945
   Capital lease payable                             18            18
   Deferred revenue                                 661           891
                                           ------------- -------------

    Total current liabilities                    11,869         9,499

Capital lease payable                                75            79
Deferred Revenue                                    277           365

Stockholders' equity:
  Common stock                                      405           403
  Treasury stock                                 (2,838)       (2,838)
  Additional paid-in capital                    179,209       178,446
  Accumulated deficit                          (127,774)     (126,150)
                                           ------------- -------------

    Total stockholders' equity                   49,002        49,861

                                           ------------- -------------

     Total liabilities and stockholders'
      equity                                    $61,223       $59,804
                                           ============= =============




    CONTACT: Financial Dynamics
             Bob Joyce/Peter Schmidt, 212-850-5600